Exhibit 99.5

PROXY CARD

Mountain Lake Acquisition Corp.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOUNTAIN LAKE ACQUISITION CORP. (“MLAC”)

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting in lieu of Annual General Meeting of the Shareholders (the “Notice”)  of Mountain Lake Acquisition Corp. and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints [   ] and [   ], and each of them independently, with full power of substitution, as proxies to vote the shares of MLAC that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting in lieu of Annual General Meeting (the “Meeting”) of the shareholders of MLAC to be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105 and virtually on [   ], 2026, at [10:00 a.m.], Eastern Time, accessible at https://[   ] or at such other time, on such other date and at such other place to which the Meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on [   ], 2026, at [10:00 a.m.], Eastern Time: The Notice and the accompanying Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://[   ].

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

MOUNTAIN LAKE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF MOUNTAIN LAKE ACQUISITION CORP. RECOMMENDS A VOTE

“FOR” PROPOSALS 1 THROUGH 6.

(1)

Proposal 1 – The Business Combination Proposal – to approve and adopt the Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), dated as of October 1, 2025, by and among MLAC, Avalanche Treasury Corporation, a Delaware corporation (“Pubco”), Avalanche SPAC Merger Sub LLC, a Delaware limited liability company (“MLAC Merger Sub”), Avalanche Company Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub”, and together with MLAC Merger Sub, the “Pubco Subsidiaries”), Avalanche Treasury Company LLC, a Delaware limited liability company (the “Company”) Dragonfly Digital Management, LLC, a Delaware limited liability company (“Seller”), Dragonfly Ventures L.P., a Cayman Islands exempted limited partnership, Dragonfly Ventures II L.P., a Cayman Islands exempted limited partnership and Astral Horizon L.P., a Delaware limited partnership, pursuant to which, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date and time at which the Closing is actually held, the “Closing Date”), (a) prior to the Closing, MLAC will effect a domestication under Section 388 of the DGCL and Section 206 of the Cayman Islands Companies Act (As Revised) (the “Cayman Act”) (the “Domestication”), pursuant to which MLAC will transfer by way of continuation to and become a Delaware corporation, (b) at least two hours after the Domestication, MLAC Merger Sub will merge with and into MLAC in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), with MLAC continuing as the surviving company and a wholly-owned subsidiary of Pubco (the “MLAC Merger”), and with MLAC shareholders receiving one share of non-voting Class A common stock, par value $0.01 per share, of Pubco (“Pubco Class A Stock”) for each Class A ordinary share, par value $0.0001 per share, of MLAC (the “MLAC Class A Ordinary Shares”) held by such shareholder, and with each holder of MLAC Rights (as defined herein) receiving one share of Pubco Class A Stock in exchange for every ten (10) MLAC Rights held by such holder and (c) Company Merger Sub will merge with and into the Company in accordance with the applicable provisions of the DLLCA, with the Company continuing as the surviving company (the “Company Merger” and, together with the MLAC Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement, including the Foundation Transaction, the Dragonfly Contribution and the Company Unit Subscription, in each case as defined herein, the “Business Combination”), and with (i) each Company Member other than Seller receiving one share of Pubco Class A Stock for each Company Unit (as defined herein) held immediately prior to the effective time of the Company Merger and (ii) Seller receiving one share of Pubco Class A Stock and one share of Pubco Class B common stock, par value $0.01 per share (“Pubco Class B Stock” and, together with the Pubco Class A Stock, the “Pubco Stock”) for each Company Unit it holds.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	Proposal 2 – The Merger Proposal – a special resolution to approve and authorize the MLAC Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)

Proposal 3 –The Domestication and Organizational Documents Proposals – to consider and vote, on a non-binding advisory basis, upon separate proposals as ordinary resolutions to approve the transfer of the registration of MLAC by way of continuation from the Cayman Islands to the State of Delaware and the material differences between the MLAC Memorandum and Articles and the Amended and Restated Pubco Charter and Pubco’s Amended and Restated Bylaws, substantially in the form attached to the accompanying proxy statement/prospectus as Annexes B and C (the “Proposed Organizational Documents”), specifically to approve:

●	Proposal A: the registration of MLAC will be transferred by way of continuation from the Cayman Islands to the State of Delaware.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal B: the authorized capital stock of Pubco will consist of 550,000,000 Pubco Class A Stock, 100,000,000 Pubco Class B Stock and 50,000,000 shares of preferred stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal C: the size and composition of the board of directors will be changed to consist of one (1) or more members, each of whom shall be a natural person. .

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal D: the Proposed Organizational Documents will provide for an unclassified Pubco Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)

Proposal 4 – The Nasdaq Proposal – to approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, (i) the issuance of shares of Pubco Stock in connection with the Business Combination, (ii) the issuance of shares of Pubco Stock in connection with the Company Unit Subscription, (iii) the issuance of shares of Pubco Stock in connection with the Dragonfly Contribution, (iv) the issuance of shares of Pubco Stock in connection with the Foundation Transaction, (v) the issuance of MLAC Private Placement Shares in repayment of the MLAC Working Capital Loans, and (vi) the reservation for issuance of shares of Pubco Stock that will, upon Closing, be reserved pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under Nasdaq Rule 5635.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)

Proposal 5 – The Director Election Proposal – to approve, that, two (2) directors be elected to the MLAC Board to serve until MLAC’s third annual general meeting of shareholders or their earlier death, resignation or removal (including if they are replaced at the consummation of the Business Combination).

Name Jeffrey T. Lager Michael Marquez

☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below .

(6)

Proposal 6 – The Adjournment Proposal – to approve a proposal to adjourn the Meeting to a later date or dates, if it is determined by MLAC additional time is necessary or appropriate to complete the Business Combination or for any other reason.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature, if held jointly	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.